SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

ADHEREX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4620 Creekstone Drive, Suite 200, Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 919-484-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2007, Adherex Technologies Inc. and Glaxo Group Limited, or GGL, entered into Amendment No. 4, effective May 23, 2007, to the Development and License Agreement between them, dated July 14, 2005. The Adherex/GGL agreement had been previously amended on December 20, 2005, June 23, 2006, and January 16, 2007. The current amendment clarifies that, unless and until the existing license agreement between a third party and GGL, which grants the third party rights in certain countries to eniluracil and certain products containing eniluracil, is assigned to Adherex, GGL will pay Adherex a specified percentage of any royalties received by GGL from the third party under that third party’s license with GGL. The amendment also clarifies other related provisions of the Adherex/GGL agreement to reflect the buy out by Adherex earlier this year of all of GGL’s remaining options to reacquire rights to eniluracil and certain products containing eniluracil. The amendment is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document
10.1*	Amendment No. 4 to Development and License Agreement between Glaxo Group Limited and Adherex Technologies Inc.

*	Certain portions of this exhibit have been omitted pursuant to our request for confidential treatment and those portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHEREX TECHNOLOGIES INC.

Date: June 18, 2007	/s/ D. Scott Murray
D. Scott Murray
Senior Vice President, General Counsel & Secretary